UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2007

Date of Report (date of earliest event reported)

VIVUS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1172 Castro Street, Mountain View, California 94040

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (650) 934-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2007, VIVUS, Inc. (the “Company”) announced it had entered into a definitive agreement with KV Pharmaceutical Company (“KV”) to transfer its rights and assets related to EvaMist™, an investigational metered dose transdermal spray for the treatment of menopause systems to KV (the “Transaction”).  The closing of the Transaction is expected to occur by mid 2007 following the satisfaction of various closing conditions as well as the completion of a review by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  Under the terms of the Transaction, the Company is eligible to receive an upfront payment of $10 million upon the closing and an additional $140 million upon the approval of the New Drug Application (“NDA”) for EvaMist, which is currently under review by the Food and Drug Administration (the “FDA”).  The Company may also receive milestone payments of up to $30 million based on sales of EvaMist through the term of the agreement.  Upon the closing of the Transaction, KV will be responsible for the manufacturing, selling and marketing, with regulatory responsibilities following the FDA’s approval of the NDA.  KV will also assume all additional expenses and liabilities associated with EvaMist.

A copy of the press release announcing the Transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits.

                        (d)  Exhibits.

Exhibit No.	Description
99.1	Press Release issued by VIVUS, Inc. dated March 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2007	VIVUS, INC.

/s/ Timothy E. Morris
Timothy E. Morris Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by VIVUS, Inc. dated March 30, 2007